SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 11, 2007, VeriSign, Inc. (the “Company”) received a Nasdaq Staff Determination letter from The Nasdaq Stock Market indicating that the Company’s securities are subject to delisting from The Nasdaq Global Market because the Company has not yet filed its Form 10-Q for the quarter ended March 31, 2007 (“Q1 2007 10-Q”) and is therefore not in compliance with the filing requirements under Nasdaq Marketplace Rule 4310(c)(14). VeriSign received similar notices on August 14, 2006 due to the delay in filing its Form 10-Q for the second quarter of 2006, on November 10, 2006 due to the delay in filing its Form 10-Q for the third quarter of 2006, and on March 5, 2007 due to the delay in filing its Form 10-K for the year ended December 31, 2006. On September 26, 2006, VeriSign appeared at a hearing before a Nasdaq Listing Qualifications Panel (“Panel”) and presented a plan for compliance with Nasdaq’s listing requirements. On January 19, 2007, the Company received written notification from the staff of The Nasdaq Stock Market stating that the Panel had granted the Company’s request for continued listing on The Nasdaq Stock Market, subject to the conditions that the Company file its Form 10-Q for the quarter ended June 30, 2006, Form 10-Q for the quarter ended September 30, 2006 and any required restatements, by February 12, 2007. On February 7, 2007, the Nasdaq Listing and Hearings Review Council (“Listing Council”) notified the Company that, at the Company’s request, it had called the Panel’s January 19, 2007 decision for review and has stayed any future determinations to suspend the Company’s securities from trading until the review process has been completed. The Listing Council’s decision to stay any future determinations to suspend the Company’s securities from trading until the review process has been completed also applies to the Company’s failure to timely file its Q1 2007 10-Q. If the Listing Council determines it is appropriate, it may grant the Company additional time to regain compliance with Nasdaq’s filing requirement, until the earlier of 60 days from the date of its decision or 180 days from the date of the Panel’s decision. The Listing Council has not issued a decision in this matter as of the date of this disclosure.

VeriSign has previously announced that it must restate its historical financial statements for the years 2002-2005 and for the first quarter of 2006 to record additional non-cash, stock-based compensation expense in connection with the review of historical stock option grant practices conducted by an ad hoc group of independent directors. On January 31, 2007, the Company announced that the ad hoc group of independent directors had substantially completed its review of VeriSign’s historical stock option grants. On May 10, 2007, VeriSign filed a notice with the SEC disclosing that it would be unable to timely file its Q1 2007 10-Q because it had not completed the audit of its restatement, that it intends to file the Q1 2007 10-Q as promptly as practicable after completion of the restatement audit, and that it does not expect that such filing will be made by May 15, 2007, the extended deadline.

The press release issued by the Company on May 17, 2007 in connection with this matter is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Text of press release of VeriSign, Inc. issued on May 17, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: May 17, 2007	By:	/s/ Paul B. Hudson
Paul B. Hudson
Vice President, Associate General Counsel

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Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Text of press release of VeriSign, Inc. issued on May 17, 2007.

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